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INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048

                Safeco Estimates Third-Quarter Catastrophe Losses

     SEATTLE - (Oct. 12, 2004) - Safeco (NASDAQ: SAFC) announced today that its aggregate pretax catastrophe losses for the third quarter are estimated at $195 million. The estimated effect on third-quarter net income is $127 million after tax, or $0.96 per diluted share. Safeco expects its total catastrophe losses to increase the company's third-quarter combined ratio by 13.9 percentage points and that, as a result, its third-quarter combined ratio will be 101.6 percent.

          The estimated pretax catastrophe losses include:

          o $86 million in personal lines, primarily homeowners claims

          o $109 million in commercial claims

Hurricane loss estimates

     Of the $195 million in estimated pretax catastrophe losses, $183 million represents estimated losses from claims from the four hurricanes - Charley, Frances, Ivan and Jeanne - that hit Florida and surrounding states in August and September. The total reflects claims received through Oct. 11, 2004 and future estimates of claims from policyholders with damage from the storms.

     This estimate also includes an adjustment to Safeco's estimated pretax losses for Hurricanes Charley and Frances. Previously, the company reported it expected $73 million in pretax losses from the two storms; it now estimates those storms will total $117 million. The $44 million increase is primarily due to more large and severe losses than previously estimated.

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     With this update, Safeco also has factored in greater increases in building materials and repair costs due to higher-than-usual demand caused by the multiple storms. In addition, many policyholders hit by Hurricanes Charley and Frances sustained additional damage from subsequent storms.

     "This hurricane season has taken a tremendous toll in Florida. And though communities are rebuilding, this is no small task. Our claims professionals are still working seven days a week throughout the Southeast to help customers sort through their damage - losses from one, two or even three storms," said Mike McGavick, Safeco chairman and chief executive officer.

     "While we were taken aback by the number of large losses from Charley, we now have inspected every severe and potential large loss from the hurricanes and 67 percent of all claims," McGavick said. "This is excellent progress and demonstrates our commitment to provide claims service that's second to none."

     "Four hurricanes hitting one state in a span of just six weeks is an extraordinary event. One factor that is clearly an estimate at this time is the loss cost trends we will see with these storms," he said. "We're monitoring state and regional market trends very carefully. If we see repair and restoration cost trends that are different from our current estimates, it may require further revision to our loss estimates for these storms. This is a challenge for all companies in the industry that are working so hard to put Florida back together.

     "Thanks to an extremely well-coordinated and professional claims team, our policyholders' recovery process is well under way."

     Safeco does not anticipate reimbursements from the Florida Hurricane Catastrophe Fund or Safeco's property catastrophe reinsurance for damages from these hurricanes. Safeco has received no information about state-mandated assessments in Florida and, therefore, the company's estimate does not reflect any provision for assessments.

     Safeco has 0.6 percent share of the homeowners market and 2 percent share of the commercial market in Florida. Analysts have estimated the industry's total insured losses for the four storms between $20 and $28 billion.

     The company will announce its third-quarter financial results, which will include the sale of Life & Investments and the completed debt tender offers, on Oct. 19, 2004.

     Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and medium-sized businesses through a national network of independent agents and brokers.

                                      ###


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                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

     >> Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

          o Successful implementation of a new-business entry model for personal and commercial lines

          o Our ability to appropriately price and reserve for changes in the mix of our book of business

          o Our ability to establish pricing for any changes in driving patterns

          o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

          o Our availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

          o Our ability to price for or exclude the risk of loss from terrorism on our policies

     >> Risks related to our Property & Casualty insurance strategy, such as:

          o    Our  ability  to  achieve  premium  targets  and   profitability,
               including realization of growth and business retention estimates

          o    Our ability to achieve overall expense goals

          o Our ability to run off our London business and other businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

     >> Regulatory, judicial and legislative risks, such as:

          o    Our ability to freely enter and exit lines of business

          o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

          o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

          o    The outcome of any litigation against us

          o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes and availability of coverage

     >> The competitive pricing environment, initiatives by competitors and other changes in the competition

     >> Unusual loss activity, such as:

          o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

          o    The  occurrence  of  significant  natural  disasters,   including
               earthquakes

          o    The  occurrence  of  significant  man-made  disasters,   such  as
               terrorist attacks or war

          o The occurrence of bankruptcies that result in losses on insurance products or investments

     >> Financial and economic conditions, such as:

          o    Performance of financial markets

          o    Availability of bank credit facilities

          o    Fluctuations in interest rates

          o    General economic conditions

     >> Operational risks, such as:

          o Damage to our infrastructure resulting in a disruption of our operations

          o    Internal or external fraud perpetrated against us


     We assume no obligation to update any forward-looking statements contained in this news release.

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